Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 dated August 5, 2010 (“Amendment”), to the EMPLOYMENT AGREEMENT made as of August 20, 2007 (the “Employment Agreement”), by and between MDC PARTNERS INC., a Canadian corporation (the “Company”), and STEPHEN PUSTIL (the “Executive”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide for the amended terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

2.           Section 4(a) of the Employment Agreement is hereby amended such that Executive’s “Base Salary” shall be increased to Cdn $350,000 (effective July 15, 2010).

3.           Section 7(b)(i) of the Employment Agreement is hereby amended by revising the definition of Severance Amount as follows:  “a severance payment (the “ Severance Amount”)  in an amount equal to the product of 2.0 multiplied by the Executive’s “Total Remuneration”.”

4.           As used herein and in the Employment Agreement, the term “Agreement” shall mean the Employment Agreement, as from time to time amended (including, without limitation, this Amendment).  Except as set forth above, the Employment Agreement, as amended herein, shall remain in full force and effect without further modification.  This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement, on the day and year first above written.

MDC PARTNERS INC.

By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: General Counsel

/s/ Stephen Pustil
Stephen Pustil